July 21, 2014 Allergan A Specialist in the Biopharmaceutical & Medical Device Industries Exhibit 99.2

2 2
Forward-Looking Statements
® & ™ Marks owned by Allergan, Inc.
JUVÉDERM ® is a registered trademark of Allergan Industrie SAS
All other products are registered trademarks of their respective companies
This presentation contains “forward-looking statements,” including statements regarding product acquisition and development, regulatory approvals, market potential, expected growth, operational efficiencies, a proposed offer made by Valeant, and Allergan’s expected, estimated or anticipated future results, including Allergan’s earnings per share and revenue forecasts, among other statements. All forward-looking statements herein are based on Allergan’s current expectations of future events and represent Allergan’s judgment only as of the date of this presentation. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Allergan's expectations and projections. Therefore, you are cautioned not to rely on any of these forward-looking statements and Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Actual results may differ materially from Allergan’s current expectations based on a number of factors affecting Allergan’s businesses, including changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; revisions to regulatory policies related to the approval of competitive generic products; technological advances and patents obtained by competitors; the ability to obtain and maintain adequate protection of intellectual property rights; the performance of new products, including obtaining government approval and consumer and physician acceptance, the continuing acceptance of currently marketed products, and consistency of treatment results among patients; the effectiveness of promotional and advertising campaigns; the potential for negative publicity concerning any of Allergan’s products; the timely and successful implementation of strategic initiatives, including expansion of new or existing products into new markets; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of, and successful consummation, execution and integration of, external corporate development initiatives and strategic partnering transactions; potential difficulties in manufacturing; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the
U.S. and international economies, including consumer confidence and debt levels, changes in interest and currency exchange rates, political uncertainty, international relations, the status of financial markets and institutions, impact of natural disasters or geo-political events and the state of the economy worldwide, may materially affect Allergan’s results.
These and other risks and uncertainties affecting Allergan’s businesses and operations may be found in Allergan’s most recently filed
Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, including under the heading “Risk Factors”. These filings, as well as Allergan's other public filings with the U.S. Securities and Exchange Commission (SEC), can be obtained without charge at the SEC's web site at
www.sec.gov.
These SEC filings are also available at Allergan’s web site at www.allergan.com along with copies of Allergan’s press releases and additional information about Allergan. For further information, you can contact the Allergan Investor
Relations Department by calling 714-246-4636.
© 2014 Allergan, Inc. All rights reserved.

Allergan Continues to Execute & Deliver
Increased Value to Stockholders
• Continued strong performance and business momentum
• Q2 and Q2 YTD sales growth of 16%
(1)
driven by strength across nearly all
product lines and geographies
• Q2 and Q2 YTD EPS
(2)
growth in excess of 20%
• Increase in both Sales & EPS
(2)
guidance for full year 2014
• Execution of plan to drive further operational efficiencies & create a robust platform for long-term sustainable growth
• Streamline SG&A while continuing to focus on revenue growth opportunities
• Further enhance R&D productivity
• Maintain robust double-digit revenue CAGR over long-term plan
• Further enhanced long-term earnings outlook
• Additional value from ongoing business development & capital return
(1) Represents local currency sales growth
(2) Non-GAAP Diluted Earnings per Share

4 4
Another Outstanding Quarter Highlights the Strength of
Allergan’s Business Model
Q2 2014 Guidance
(Issued May 7)
$1,725M - $1,800M
$1.41 - $1.44
16% - 18%
Actual Q2 2014
Results
$1,827M
$1.51
24%
Product Net Sales
Non-GAAP Diluted
EPS
Non-GAAP Diluted
YOY EPS Growth
Strong business momentum continued in 2nd quarter with record dollar sales growth
Depth and breadth of contribution made by nearly all therapeutic areas and geographies
Leverage of SG&A investments in a thoughtful & disciplined approach

5 5
Strong Business Momentum Continues to Accelerate
Sales & EPS Growth
*   Sales growth in local currency retrospectively adjusted to exclude Obesity Intervention Business.
** 2012 EPS growth includes the 2012 Obesity impact of $0.10 and the 2012 R&D Tax Credit impact of $0.06. 2013 EPS Growth – Restating 2012 to exclude the 2012 Obesity impact of $0.10 and including the 2012 R&D Tax Credit impact of $0.06.
FY 2012 FY 2013 YTD Q2 2014
Sales Growth* 10% 12% 16%
EPS Growth** 15% 16% 22%
Quarterly Sales & EPS Performance

Allergan’s 2014 Full Year Earnings Outlook
Continues to Improve
FY 2014
Product Net Sales
Non-GAAP
Diluted EPS
Non-GAAP
Diluted EPS YOY
Growth
$6.8bn - $7.0bn
$5.64 - $5.73
18% - 20%
$6.7bn - $7.0bn
$5.36 - $5.48
12% - 15%
Feb. 5 Guidance May 12 Guidance July 21 Guidance
$6.9bn - $7.1bn
$5.74 - $5.80
20% - 22%

Overview of Today’s Plan to Restructure Our
Operations & Processes
~13% reduction in
workforce
Site closures
~1,500 employees &
~250 vacant positions
3
Annual Cost reductions*
~ $475M
Our ongoing effort to improve efficiency and productivity will further increase stockholder value
* Includes $27M of Gross Margin enhancements

Driving Sustainable Operational Efficiencies
Without Compromising Effectiveness
Organization Re-design
• Refocusing our resources on the highest yielding initiatives
• Right-sizing, adapting and simplifying our structure and processes
Selling, General and Administrative (SG&A)
• Past strong investments have created critical mass that can now be leveraged
Research & Development (R&D)
• Heavy concentration on programs already in clinic
From 1998 – 2014 Allergan Has Successfully Invested to Create Robust Top and Bottom Line Growth
• Launched new markets, products and geographies
16% Sales CAGR 19% EPS CAGR >2,000% Stock Price Appreciation
No compromise to our commercial
strategy and low impact to our long-term
revenue growth targets
Maintain strength in our R&D pipeline to
bring innovative therapies to patients
~$475M in annual operational efficiencies expected to be realized in 2015
(1)
(1)
(2)
(1)
Represents 1998 – 2014 CAGR. 2014 is midpoint of July 21, 2014 guidance.
(2)
Calculation based on 1998 – July 18, 2014.

Principles Behind Our Enduring Organization
Customer
Centricity
• DTC spend preserved at 2014 levels in all priority
brands
DTC spend maintained ~$200M
• Sales force maintained in all key areas
~ 94% of sales force remains intact
Reductions mainly in breast & glaucoma
• Maintain education and training focus
Innovation
and
Pipeline
• No changes to Phase 2/3 clinical pharmaceutical
R&D programs
• Outsource to achieve efficiencies in non-core
areas (e.g. data management, global monitoring)
Preserve study protocol design and
Phase 2B & Phase 3 trials in-house
Culture
and values
• Success continues to be driven by action-
oriented culture with a premium placed on
generating results
• Rewire, right-size and reduce complexity /
layers within the organization
• Optimize processes and speed of
decision making
Commercial
• Focus resources on highest ROI areas
• Preserve customer facing headcount
• Reduce complexity and layers within the
organization
R&D
Principles Underpinning Allergan’s Plan
Allergan will not compromise
our successful business model
Maintains a robust platform for long-term sustainable growth

10 10
% of Operational Efficiencies from Headcount Operational Efficiency Mix by P&L Line Item
~$475M Annual Cost Savings
To Be Realized in 2015
~ 13% Reduction in Allergan Workforce
(1)
Implementation expected to be mostly completed in 2014 with operational efficiencies expected to be fully realized in 2015 and beyond
Overview of Operational Efficiencies to be Realized
Gross Margin
6%
R&D
29%
SG&A
65%
Non
Headcount
53%
Headcount
47%
(1) As part of the restructuring, Allergan will reduce its workforce by approximately 1,500 employees, or approximately 13 percent of its current global headcount, and eliminate an additional approximately 250 vacant positions

Operational Efficiencies Result in a ~13% Reduction
in Allergan Workforce
(1) As of June 30, 2014. All headcount is rounded.
(2) As part of the restructuring, Allergan will reduce its workforce by approximately 1,500 employees, or approximately 13 percent of its current global headcount, and eliminate an additional approximately 250 vacant positions
Headcount (#’s are approximate)
-6%
-33%
-10%
-13%
(1)
(2)
% Reduction
10,200
5,000
1,450
3,750
11,700
5,550
2,150
4,000
Total Company
All Other Functions
R&D
Sales Force
Post Operational Efficiencies Plan
Current

$180M
$182M
$26M
$22M
$65M
Focus resources on highest
value opportunities
Streamline organization structure
Simplify processes and interfaces
Optimize site footprint
Enhance strategic sourcing
of goods and services
I
II
III
IV
V
$475M Total Operational Efficiencies
Five Performance Improvement Levers Drive
Further Operational Efficiencies

13 13
Streamlining SG&A While Continuing to
Focus on Revenue Growth Opportunities
Focus resources on
highest value
opportunities
• Invest in key growth drivers (Retina, Facial Aesthetics, RESTASIS
®
, BOTOX
®
Chronic Migraine
& Urology)
• Rationalize spend in lower growth franchises (Breast & Glaucoma IOP Drops)
• Rebalance resources in favor of customer facing headcount and drive commercial excellence
Streamline
Organization
Structure
• Optimize regional marketing structures and commercial support operations
• Rationalize global functions (e.g. Market Research & Medical Affairs)
• Reduce management layers and increase span of control (company-wide)
Simplify
Processes &
Interfaces
• Clarify roles of global, regional and country organizations to speed decision-making
• Enhance and expand use of regional shared service centers for high volume transactional services (e.g. Austin, TX, Westport, Ireland)
• Reduce number of product promotional cycles and refocus marketing material creation
Enhance strategic
sourcing of goods
and services
• Improve procurement of vendor services (e.g. advertising agencies and media buying, market research)
2015 SG&A Operational Efficiencies: ~$310M
Optimize site footprint
• Close Carlsbad, CA facility acquired in SkinMedica acquisition
• Streamline commercial regional headquarter locations (Europe, Asia Pacific,
Latin America & Canada)
$145M
$112M
$6M
$38M
$9M

14 14
R&D Project Rationalization & Increased Efficiencies
Rationalize Projects
$52m
Increase Efficiency
$86m
Outsource non-core functions
Consolidate global development sites
Right-size organization to
align with future R&D budgets
Consolidate R&D vendors
Refocus discovery on core areas of
expertise (e.g. Eye care & Biologics)
Cancel 4 current early stage
discovery projects
Cancel 4 pre-clinical projects with
projected approvals dates post 2020
Reduce investment in Breast franchise
innovation – no impact pre 2020

15 15
• Focus discovery resources in core areas of expertise (e.g. Eye Care and Biologics)
• Focus development activities on high value projects (e.g. Retina, Dry Eye, Fillers and new BOTOX
®
indications)
• Continue to implement “quick kill” concept
• Close Santa Barbara, CA and Medford, MA sites and relocate core activities to other sites
• Consolidate development sites to enable scale and operational efficiency and effectiveness
(Europe, Asia Pacific)
• Improve procurement of vendor services (e.g. Contract Research Organizations (CRO’s))
Total 2015 R&D Operational Efficiencies: ~$138M
Further Enhancing R&D Productivity
• Outsource select non-core functions (e.g. data management) to ensure flexibility and scalability
• Consolidate duplicative activities within R&D (e.g. create centralized vendor management group)
• Right-size organization for revised R&D spend
Focus resources on
highest value
opportunities
Streamline
Organization
Structure
Simplify
Processes &
Interfaces
Enhance strategic
sourcing of goods
and services
Optimize site footprint
• Create single management structure across key R&D functions (e.g. project management, clinical operations)
• Integrate R&D IT into Corporate IT
$35M
$65M
$8M
$22M
$8M

16 16
1 cpd for new indication ph1
Maintain Rich, Highly Diversified Clinical R&D Pipeline
Post
Approval
Pre-Clinical Phase I
Phase II –
POC
Phase II –
Confirmatory
Phase III Registration
Discontinued
Allergan remains committed to an industry leading R&D engine
Limited number of pre-clinical projects have been cancelled
(all with projected approval dates after 2020)
1857 Migraine
Derma-
tology
• 1 rosacea programs     ph1
• 2 acne programs    ph1
• One early preclinical acne
program
• One early pre -clinical derm
program for a new indication
• Bim Hair Growth
• BTX Masseter
• Medytox Aesthetic • BTX CFL Asia
• BTX Forehead Lines
• LATISSE ® Brow
• Oxymetazoline
Rosacea
• ACZONE X
• BTX CFL
• LATISSE ® US
• LATISSE ® Japan
Urology
• BTX PE • SER-120 • BTX OAB
• BTX NDO
Neurology
& Pain
• AGN - ph1
• BTX X with potential for higher
dose and/or longer duration
ph1
• Senrebotase (TEM)
Pain
• BTX Depression
• BTX OA Pain
• BTX New Indication
• Medytox
Therapeutic
• BTX Spasticity Adult
LL, Adult UL, Ped LL,
Ped UL
• AGN-1763 BTX
LL Spasticity
• “
SEMPRANA
® ”
Headache
• BTX Headache
Retina
• Dual anti -PDGF/VEGF
DARPin
®
• 1 retina program ph1
• 2 early preclinical retina
programs
• DARPin
®
AMD
• DARPin ® DME
• Brimo DDS Dry
AMD
• OZURDEX
®
RVO
China
• OZURDEX
®
DME (Europe)
• OZURDEX
®
RVO
• OZURDEX
®
DME
3B
Anterior
Segment
• 1 NCE for Dry Eye ph1
• 1 cpd for new indication
•
• NCE Dry Eye • Androgen Front of
Eye
• RESTASIS
®
X
• LASTACAFT ® Japan
• RESTASIS ® EU
• 1 cpd for front of eye
indication
Glaucoma
• NCE Glaucoma        ph2
• Combo glaucoma Japan
ph3
• Bimatoprost SR •
LUMIGAN
® UD
•
LUMIGAN
®
0.01%
EU
• GANFORT™ UD
• GANFORT™
China
®
ph2
AMD      ph2

17 17
R&D Outsourcing Will Ensure Flexibility and Scalability
Strategic partnering with global
CROs for lower overhead & wages
Increased Outsourcing Across R&D for
More Nimble & Focused Development
PharmSci
Clin Ops
Biostatistics
Safety
In-house Outsourced
Core functions retained
in-house
Allows flexibility and scale for
future R&D spend
Data Mgmt
Global
Monitoring
Global
Medical
Writing
Monitoring
Writing
Medical

18 18
Total 2015 Gross Margin Operational Efficiencies: $27M*
Further Improvement in Gross Margin Efficiencies
• Create a Global Supply Chain organization
• Network optimization
• Global Procurement
• Re-design organization at each site and centre
Focus resources on
highest value
opportunities
Streamline
Organization
Structure
Simplify
Processes &
Interfaces
Enhance strategic
sourcing of goods
and services
Optimize site footprint
• Manufacturing excellence program
• Optimize activity at select sites
*~$50M by 2016 primarily due to inventory rollout

Driving Sustainable Operational Efficiencies
Without Compromising Effectiveness
No compromise to our commercial
strategy and low impact to our  long-
term revenue growth targets
Maintain strength in our R&D
pipeline to bring innovative
therapies to patients
~$475M in annual operational efficiencies expected to be realized in 2015
Allergan 2014 - 2019
Double-Digit Sales CAGR
despite a ~50 b.p. reduction*
>20% EPS CAGR 2016 EPS - ~$10.00
Additional free cash flow of ~$18bn** and significant borrowing capacity to drive strategic options and financial flexibility
* There was a ~50 basis point reduction in the Sales CAGR (2014E – 2019E) between guidance provided on
May 12, 2014 vs. the guidance provided on July 21, 2014.
** 2014 - 2019

20 20
Allergan’s Promising Outlook on Long-Term Organic Growth
Driven by New Product Innovation and Operational Excellence
2013A
2014E
Guidance
2019E
2015E
Guidance
Revenue
$6.2bn
EPS
$4.77
2016E
Guidance
2017E
2018E
* As a percentage of sales.
Additional stockholder value generated from strong business momentum & further operational efficiencies
Revenue
Growth
Double Digit
EPS
~$10.00
Revenue
$6.9 - $7.1bn
EPS
$5.74 -
$5.80
EPS Growth
20% - 22%
Revenue
Growth
Double Digit
EPS
$8.20 - $8.40

Strategic Options Available to Further Increase
Stockholder Value
•
Value from acquisitions
•
Value from capital return
•
Stock repurchases
•
“Special” dividend
Additional free cash flow of ~$18bn
generated over strategic planning period

Allergan’s Standalone Performance Continues To Create
Significant Near-Term and Long-Term Value for Stockholders
(3)
Low Estimate
- Former
High Estimate
- Former
Low Estimate
- Current
High Estimate
- Current
Pre-Operational Efficiencies
(2)
Post-Operational Efficiencies
(1)
22.5x NTM P/E Multiple
25.0x NTM P/E Multiple
Future Value Per Share Allergan
Low Estimate based on 22.5x NTM P/E
High Estimate based on 25.0x NTM P/E
$371
$316
$390
$351
150.00
200.00
250.00
300.00
350.00
$400.00
Current 12/31/2014 12/31/2015 12/31/2016 12/31/2017 12/31/2018
Note: Allergan multiple range (as a standalone company) is based on Wall Street Research as of 07/15/14.
(1) 2014 based on July 21, 2014 EPS guidance of  $5.74- $5.80, 2015 and 2016 based on guidance of $8.20-$8.40 and $10.00, respectively, as stated on July 21, 2014. 2017 – 2019 is implied using 2014-2019 CAGR of >20%.
(2) 2014 based on May 12, 2014 EPS guidance of  $5.64 -$5.73, 2015 based on guidance of 20% - 25% YOY EPS growth as stated on
May 12, 2014 and 2016 – 2019 assumes 20% YOY EPS growth.
(3)
Current Allergan share price of $165.82 as of 07/17/14.
(3) 2014 based on midpoint of EPS guidance issued on Feb. 5, 2014 of $5.36 - $5.48, 2015 assumes 22.5% growth (midpoint of 20% -
25% growth).
(4) 2014 based on midpoint of May 12, 2014 EPS guidance of  $5.64 -$5.73, 2015 calculated using midpoint of 20% - 25% YOY EPS growth as stated on May 12, 2014 and 2016 – 2019 assumes 20% YOY EPS growth.
(5) 2014 based on midpoint of July 21, 2014 EPS guidance of  $5.74- $5.80, 2015 based on midpoint of $8.20-$8.40 as stated on July 21,
2014,  2016 based on $10.00 and 2017- 2019 is implied using 2014-2019 CAGR of >20%.

Value Drivers Available to Standalone Allergan to
Further Increase Stockholder Value
Potential
Future
Standalone
Stock Price
Value from Momentum in the Business
Value from Capital Return
Value from Pipeline Assets
Value from Ongoing Business Development
Current Stock
Price
Value Drivers Available to Allergan:
Value from Operational Efficiencies

Allergan Actions Have Increased Standalone Value &
Significantly Reduced Synergies Available to Valeant
Reduction To Proposed Valeant Synergies*
Valeant’s purported $2.7bn of R&D and SG&A cuts are unrealistic given:
• Valeant’s stated objectives in continuing certain R&D projects post-closing
• the SG&A investments required to sustain Allergan’s products
• the R&D and SG&A operational efficiencies announced by Allergan
Additional spend for
R&D programs that
Valeant claims to
continue post-closing
and Operational
Efficiencies
announced by
Allergan
Operational
Efficiencies
announced by
Allergan
$bn
Combination of higher
standalone value for Allergan
and Pro-forma impact of
Valeant’s reduced synergies
($1.1bn), has transferred
value from Valeant to
Allergan Stockholders

* Illustrative for 2015
(1) Valeant SEC filings
(2) Programs Valeant claims to continue after potential post closing of transaction. Includes all Phase 3 pharmaceutical programs (including DARPin® & Bimatoprost Sustained Release Implant), BOTOX® Phase 2 & 3 programs, Medytox ®,
Late-Stage Filler programs, IIT’s
(3) Based on operational efficiencies announced on May 12, 2104 and July 21, 2014

Allergan Has an Enduring Vision and a Goal to Create an
Even Stronger Company
Revenue Goal: ~$12bn by 2019
• Double digit sales growth
(2014E – 2019E)
• >20% EPS CAGR
(2014E – 2019E)
• Franchise leadership:  #1 or #2 in every category
Our earnings growth is
founded on quality net
sales growth
In short, our profit
comes from serving the
needs of physicians and
their patients
Customer-centric
We have a unique
employee culture that
drives our success
Action orientated and
flexible with a premium
placed on generating
results
Culture & Values
We have an enduring
model for the future
founded on an R&D
pipeline that is informed
by our intimate
knowledge of our
customers and the
franchises in which we
choose to operate
Innovation

26 26
Allergan’s promising outlook on long-term growth driven by new product innovation and operational excellence:
— Additional free cash flow of ~$18bn to drive strategic options and financial flexibility
— 5-year double digit revenue growth and >20% EPS CAGR
Investor community has realized an increase in Allergan value as our management team has and will continue to enhance business performance and outlook
To further enhance stockholder value, Allergan remains focused on ongoing value driving opportunities
Allergan management team best equipped to deliver significant value for stockholders – our track record speaks for itself
Conclusions
Allergan management and Board of Directors are committed to delivering the highest value for stockholders

Reconciliation of Selected Non-GAAP Financial Measures
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
In this presentation, Allergan included historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to estimates for the year ended
December 31, 2013, and the corresponding periods for 1999 through 2012. The information for 2012 and 2011 has been retrospectively adjusted to reflect the obesity intervention unit, which was sold on December 2, 2013, as discontinued operations.  Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.
In this presentation, Allergan reported certain financial measures including “Adjusted Sales”, “Adjusted SG&A”,
“Adjusted R&D”, “Adjusted EPS”, “Pro forma Growth” and “Sales Growth at constant exchange rates” as adjusted for Non-GAAP items. Allergan uses these financial measures to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities.
Specifically, Allergan believes that a report of these financial measures provides consistency in Allergan’s financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted Sales, Adjusted SG&A, Adjusted R&D, Adjusted EPS, Pro forma Growth and Sales
Growth are the primary indicators management uses for planning and forecasting in future periods.  Allergan also uses Adjusted Sales, Adjusted R&D and Adjusted EPS for evaluating management performance for compensation purposes.
A reconciliation of non-GAAP items may be found under the heading “Non-GAAP Financial Reconciliation” in the investor relations section of the www.Allergan.com website.

28 28
Important Information
Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan's directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan's proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly
Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 7, 2014. To the extent holdings of Allergan's securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are
STOCKHOLDERS ARE ENCOURAGED TO READ ANY ALLERGAN SOLICITATION STATEMENT (INCLUDING
ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ALLERGAN MAY FILE
WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any
www.sec.gov.
www.allergan.com.
available free of charge at the SEC’s website at
other documents filed by Allergan with the SEC at the SEC's website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan's website at

July 21, 2014 Allergan A Specialist in the Biopharmaceutical & Medical Device Industries 29